Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-132954) 2005 Israel Equity Incentive Plan, 2005 United States Equity Incentive Plan.,

(2)	Registration Statements (Form S-8 No.’s 333-207335, 333-235322) Check Point Software Technologies Ltd. Employee Stock Purchase Plan, as amended and restated.,

(3)	Registration Statement (Form S-8 No.’s 333-211113, 333-240141) Check Point Software Technologies Ltd. Employee Stock Purchase Plan (Non-U.S. Employees)., and

(4)	Registration Statement (Form S-8 No. 333-228075) Dome9 Security Ltd. 2011 Share Option Plan and the 2016 Equity Incentive Subplan.;

of our reports dated April 27, 2023, with respect to the consolidated financial statements of Check Point Software Technologies Ltd. and the effectiveness of internal control over financial reporting of Check Point Software Technologies Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2022.

/s/ KOST FORER GABBAY & KASIERER A Member of EY Global Tel Aviv, Israel April 27, 2023